UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2020

Black Stone Minerals, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-37362	47-1846692
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 2020 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 445-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	BSM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As disclosed on Black Stone Minerals, L.P.’s (the “Partnership”) Form 8-K filed February 25, 2020, Holbrook F. Dorn and Brock Morris (each an “Executive” and, collectively, the “Executives”) stepped down from their positions as Senior Vice President, Business Development and Senior Vice President, Engineering and Geology, respectively, of the general partner of the Partnership (the “General Partner”) on February 24, 2020. On March 6, 2020, Black Stone Natural Resources Management Company (the “Employer”) and the General Partner entered into a Separation and Consulting Agreement and General Release of Claims (collectively, the “Agreements”) with each of the Executives substantially consistent with their existing severance agreements.

Pursuant to the Agreements, so long as such Executive does not revoke his acceptance of his applicable Agreement within the time provided to do so and satisfies the other terms and conditions of the applicable Agreement, such Executive will receive the following consideration in accordance with the terms of such Executive’s severance agreement with the Employer and the applicable equity award agreements with the General Partner:

•	A lump sum cash payment in the following amounts: $752,596 for Mr. Dorn and $709,590 for Mr. Morris;

•	For a period of up to 12 months (or until the Executive is eligible to be covered under another employer’s group health plan), monthly reimbursement for the cost of COBRA continuation coverage;

•	Accelerated vesting of a pro-rated portion of such Executive’s outstanding restricted common units in the Partnership (the “Common Units”) in the following amounts: 3,696 for Mr. Dorn and 2,733 for Mr. Morris; and

•	Accelerated vesting of a pro-rated portion of such Executive’s outstanding performance units and associated distribution-equivalent rights, settled through the issuance of Common Units in the following amounts: 77,578 (before settlement of distribution-equivalent rights) for Mr. Dorn and 57,341 (before settlement of distribution-equivalent rights) for Mr. Morris.

Except as modified as described above, each Executive remains subject to the confidentiality, non-competition, non-solicitation and non-disparagement covenants set forth in such Executive’s severance agreement with the Employer; however, each Executive has agreed to increase the prohibited period applicable to such non-competition and non-solicitation covenants to 24 months following February 24, 2020, in exchange for a reduction in the size of the restricted area applicable to each Executive’s existing non-competition covenants.

The foregoing description does not purport to be complete and is qualified by reference to the full text of the Agreements, copies of which are filed as Exhibits 10.1 and 10.2 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1

Separation and Consulting Agreement and General Release of Claims, dated as of March 6, 2020, by and among Holbrook F. Dorn, Black Stone Natural Resources Management Company, and Black Stone Minerals GP, L.L.C.

10.2

Separation and Consulting Agreement and General Release of Claims, dated as of March 6, 2020, by and among Brock Morris, Black Stone Natural Resources Management Company, and Black Stone Minerals GP, L.L.C.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK STONE MINERALS, L.P.

	By:	Black Stone Minerals GP, L.L.C.,
its general partner

Date: March 12, 2020	By:	/s/ Steve Putman
Steve Putman
Senior Vice President, General Counsel, and Secretary